Exhibit 99.1

MBIA Announces Settlement With Credit Suisse

February 11, 2021 06:52 PM Eastern Standard Time

PURCHASE, N.Y.—(BUSINESS WIRE)—MBIA Inc. (NYSE: MBI) (the Company) today announced that its wholly-owned subsidiary, MBIA Insurance Corporation (MBIA Corp.) has entered into an agreement to settle the litigation it filed in 2009 against Credit Suisse Securities (USA) LLC and certain affiliated entities. The settlement followed a post-trial decision by the Court awarding MBIA Corp. approximately $604mm in damages, and pursuant to the settlement Credit Suisse has paid MBIA Corp. $600mm. This amount materially exceeds the amount of recovery recorded in the Company’s Q3 2020 financial statements. Following the agreement to settle the case, the Court dismissed the action.

MBIA Inc., headquartered in Purchase, New York, is a holding company whose subsidiaries provide financial guarantee insurance for the public and structured finance markets. Please visit MBIA’s website at www.mbia.com.

Contacts

MBIA Inc.

Greg Diamond, 914-765-3190

Managing Director

Investor and Media Relations

greg.diamond@mbia.com